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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 11, 2002



                          SHARPS COMPLIANCE CORPORATION
            (Exact name of registrant as specified in its charter)

                             ----------------------


             Delaware                     0-22390                74-26557168
-------------------------------        ------------          -------------------
(State or other jurisdiction of        (Commission              (IRS Employer
          incorporation)               File Number)          Identification No.)



                               9350 KIRBY DRIVE
                             HOUSTON, TEXAS 77054
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code (713) 432-0300


                               9050 KIRBY DRIVE
                             HOUSTON, TEXAS 77054
       (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       Sharps Compliance Corp. (the "Company") announces the October 1, 2002 purchase of the Pro-Tec product line assets ("Asset Purchase") from Futura Medical Corporation ("Futura") for $300,000. As consideration for the Asset Purchase, the Company will make payments to Futura every six months, with the final payment made in March 2004.

       The Pro-Tec product line offers medical sharps disposal containers, specialized for safe disposal of biomedical waste in a full range of sizes. The Pro-Tec product line is a vertical business integration of the sharps disposal by mail products for the Company. The Company will continue to sell Pro-Tec product line products.

       The Asset Purchase consists of all molds, fixtures, supplies, and other fixed assets used in the manufacturing of the Pro-Tec product line. Additionally, inventory, patents, trademarks, and testing equipment are all part of the Assets Purchase.

       Pursuant to Item 310(c)(3) of Regulation S-B, financial statements are not required in this report.

ANY FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995.
INVESTORS ARE CAUTIONED THAT ACTUAL RESULTS MAY DIFFER SUBSTANTIALLY FROM SUCH FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, DEPENDENCE UPON THIRD-PARTY VENDORS, CUSTOMER RELATIONS, GOVERNMENT SUPERVISION AND REGULATION, CHANGES IN INDUSTRY PRACTICES, CHANGES IN THIRD-PARTY EXPENSE REIMBURSEMENT PROCEDURES, AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.




                                  SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SHARPS COMPLIANCE CORPORATION



Date: October 11, 2002                      By:  /s/ GARY L. SHELL
                                                --------------------------------
                                                Gary L. Shell
                                                Vice President and Chief
                                                Financial Officer